EXHIBIT 4.04


                     [FORM OF FACE OF WARRANT CERTIFICATE]

                            VOID AFTER JULY 31, 1998



NO. W-                                           WARRANT TO PURCHASE __________
                                                         SHARES OF COMMON STOCK


                               THE TRAVELERS INC.

                     1998 WARRANT TO PURCHASE COMMON STOCK


          This Warrant Certificate certifies that ______________________ or registered assigns, is the registered holder of a 1998 Warrant (the "Warrant") of The Travelers Inc., a Delaware corporation (the "Company"), to purchase the number of shares (the "Shares") of Common Stock, $0.01 par value per share (the "Common Stock"), of the Company set forth above. This Warrant expires at the Close of Business on July 31, 1998, unless such date is extended at the option of the Company, and entitles the holder to purchase from the Company the number of fully paid and nonassessable Shares set forth above at the initial exercise price (the "Exercise Price"), payable in lawful money of the United States of America, of $39.00 per share.

          Subject to the terms and conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof, this Warrant may be exercised upon surrender of this Warrant Certificate and payment of the aggregate Exercise Price at the office or agency of the Warrant Agent in New York, New York or in Boston, Massachusetts (each such office, a "Warrant Agent Office").

          The Exercise Price and the number of Shares issuable upon exercise of this Warrant are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

          No Warrant may be exercised after the Close of Business on July 31, 1998 (the "Expiration Date"), unless the Company exercises its option to extend such date. After the Close of Business on the Expiration Date, the Warrants will become wholly void and of no value.

          REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THE WARRANT CERTIFICATE SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

          This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

          IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by its duly authorized officers, and the corporate seal hereunto affixed.


Dated:__________________________,


                                   THE TRAVELERS INC.



                                   By:___________________________________


[Corporate Seal of The Travelers Inc.]

ATTEST:



By:______________________________



Countersigned:
THE FIRST NATIONAL BANK OF BOSTON,
AS WARRANT AGENT



By:______________________________

                    [FORM OF REVERSE OF WARRANT CERTIFICATE]

                               THE TRAVELERS INC.

          The Warrant evidenced by this Warrant Certificate is a part of a duly authorized issue of 1998 Warrants to purchase a maximum of 3,749,466 shares of Common Stock issued pursuant to a Warrant Agreement, dated as of March 1, 1994 (the "Warrant Agreement"), duly executed and delivered by the Company to The First National Bank of Boston, as Warrant Agent (the "Warrant Agent"). The Warrant Agreement hereby is incorporated by reference in and made a part of this instrument and is hereby referenced to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be inspected at the Warrant Agent Office and is available upon written request addressed to the Company. All terms used herein that are defined in the Warrant Agreement have the meanings assigned to them therein.

          Warrants may be exercised to purchase Shares from the Company before the Close of Business on the Expiration Date, at the Exercise Price set forth on the face hereof, subject to adjustment as described in the Warrant Agreement. The holder of the Warrant evidenced by this Warrant Certificate may exercise such Warrant by surrendering the Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the aggregate Exercise Price, in lawful money of the United States of America, and any applicable transfer taxes, at a Warrant Agent Office.

          In the event that upon any exercise of the Warrant evidenced hereby the number of Shares actually purchased shall be less than the total number of Shares issuable upon exercise of the Warrant evidenced hereby, there shall be issued to the holder hereof, or such holder's assignee, a new Warrant Certificate evidencing a Warrant to purchase the Shares not so purchased. No adjustment shall be made for any cash dividends on any Shares issuable upon exercise of this Warrant. After the Close of Business on the Expiration Date, unexercised Warrants shall become wholly void and of no value.

          The Company shall not be required to issue fractions of Shares or any certificates that evidence fractional Shares. In lieu of such fractional Shares, there shall be paid to holders of the Warrant Certificates with regard to which such fractional Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value (as determined pursuant to the Warrant Agreement) of a full Share.

          Warrant Certificates, when surrendered at the Warrant Agent Office by the registered holder thereof in person or by a legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing a Warrant to purchase in the aggregate a like number of Shares.

          Upon due presentment for registration of transfer of this Warrant Certificate at the Warrant Agent Office, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing a Warrant or Warrants to purchase in the aggregate a like number of Shares shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge, except for any tax or other governmental charge imposed in connection therewith.

          The Company and Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

                              ELECTION TO EXERCISE

                 (TO BE EXECUTED UPON EXERCISE OF THE WARRANT)

          The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ________ Shares and herewith tenders in payment for such Shares $________ in lawful money of the United States of America, in accordance with the terms hereof. The undersigned requests that a certificate representing the Shares by registered and delivered as follows:


            _______________________________________________________
                                      Name


            _______________________________________________________
                                    Address


            _______________________________________________________
                        Delivery Address (if different)


If such number of Shares is less than the aggregate number of Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the balance of such Shares be registered and delivered as follows:


            _______________________________________________________
                 Name (and Social Security or other taxpayer
               identification number if different from Holder)


            _______________________________________________________
                                    Address


            _______________________________________________________
                        Delivery Address (if different)



___________________________________
______________________________________________
Social Security or Other Taxpayer                                Signature
Identification Number of Holder
                                     Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever. If the certificate representing the Shares or any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which this Warrant Certificate is registered, the signature of the holder hereof must be guaranteed.


SIGNATURE GUARANTEED:


___________________________________

                                   ASSIGNMENT

                (TO BE EXECUTED BY THE REGISTERED HOLDER IF SUCH
              HOLDER DESIRES TO TRANSFER THIS WARRANT CERTIFICATE)


          FOR VALUE RECEIVED, the undersigned registered holder hereby sells, assigns and transfers unto


             _____________________________________________________
                                Name of Assignee



             _____________________________________________________
                              Address of Assignee


this Warrant Certificate, together with all right, title and interest therein, and does irrevocably constitute and appoint ____________________ attorney, to transfer the within Warrant Certificate on the books of the Warrant Agent, with full power of substitution.



___________________________________
_____________________________________________
     Dated                                        Signature

                                     Note: The above signature must correspond with the name or written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.


___________________________________
Social Security or Other Taxpayer
Identification Number of Assignee




SIGNATURE GUARANTEED:




___________________________________